Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	3 Months Ended September			Year-to-Date September

	2008	2007	% Change	2008	2007	% Change

Consolidated –
Operating Revenues	$5,426	$4,832	12.3%	$13,325	$12,013	10.9%
Earnings Before Income Taxes	1,215	1,207	0.6%	2,394	2,336	2.5%
Net Income	780	762	2.4%	1,556	1,530	1.7%

Alabama Power –
Operating Revenues	$1,865	$1,635	14.1%	$4,672	$4,168	12.1%
Earnings Before Income Taxes	418	408	2.5%	888	853	4.1%
Net Income Available to Common	252	246	2.2%	535	508	5.2%

Georgia Power –
Operating Revenues	$2,644	$2,444	8.2%	$6,620	$5,945	11.4%
Earnings Before Income Taxes	644	630	2.2%	1,292	1,122	15.1%
Net Income Available to Common	402	399	0.6%	826	719	14.8%

Gulf Power –
Operating Revenues	$422	$377	12.0%	$1,083	$971	11.5%
Earnings Before Income Taxes	62	55	12.5%	137	121	13.2%
Net Income Available to Common	37	34	9.3%	84	74	12.9%

Mississippi Power –
Operating Revenues	$381	$333	14.5%	$965	$863	11.8%
Earnings Before Income Taxes	56	56	0.8%	121	131	-7.8%
Net Income Available to Common	36	34	5.1%	76	80	-4.9%

Southern Power –
Operating Revenues	$516	$348	48.3%	$1,048	$784	33.6%
Earnings Before Income Taxes	97	86	13.5%	203	205	-0.9%
Net Income Available to Common	60	51	15.8%	124	123	0.5%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.